Exhibit 99.1

FOR IMMEDIATE RELEASE	MEDIA CONTACTS
Brent Feigenbaum
Centerline Capital Group
212-317-5730
bfeigenbaum@Centerline.com

Pam Flores
773-218-9260
pamflo@ameritech.net

Centerline Holding Company Board Member Retires

— Thomas White to step down December 31, 2012—

New York, NY —December 21, 2012— Centerline Capital Group (“CCG”), a provider of real estate financial and asset management services for affordable and conventional multifamily housing, and a subsidiary of Centerline Holding Company (OTC: CLNH) (the “Company”), announced today that Thomas W. White, a member of the Board of Trustees of the Company, will retire on December 31, 2012.

Mr. White is an independent managing trustee of the Company, who has served on the Company’s Board since 2000, serving on the Board’s Oversight, Audit, Nominating and Governance, and Finance committees.

Robert L. Loverd, Chairman of the Board noted, “Tom’s deep involvement and dedication to the Company will be missed. He has served on Centerline’s Board for many years and has made valuable contributions in numerous areas.”

Robert Levy, President and Chief Operating Officer echoed Mr. Loverd’s sentiments, “Tom was a terrific Board member and provided us with valuable insights gained from his extensive experience in multifamily lending and affordable housing. We thank him for his time, dedication and insights.”

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About Centerline Capital Group

Centerline Capital Group, a subsidiary of Centerline Holding Company (OTC: CLNH), provides real estate financing and asset management services focused on affordable and conventional multifamily housing. We offer a range of both debt financing and equity investment products, as well as asset management services to developers, owners, and investors. An industry leader, Centerline is structured to originate, underwrite, service, manage, refinance or sell through all phases of an asset’s life cycle. A leading sponsor of Low-Income Housing Tax Credit (LIHTC) funds, Centerline has raised more than $10 billion in equity across 137 funds, and invested in over 1,600 assets spanning 47 states. The firm’s multifamily lending platform services more than $11.5 billion in loans. Founded in 1972, Centerline is headquartered in New York City, with 246 employees in ten offices throughout the United States. A strategic partner of Island Capital, Centerline is organized around four business units: Affordable Housing Equity, Affordable Housing Debt, Mortgage Banking and Asset Management. To learn more about Centerline, visit www.centerline.com.

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Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Other risks and uncertainties are detailed in Centerline Holding Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss under mortgage banking loss sharing agreements; and risks associated with providing credit intermediation. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.